Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	41-2118289 (I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey (Address of Principal Executive Offices)	07024 (Zip Code)

ORBCOMM Inc. 2006 Long-Term Incentives Plan
(Full title of the plan)

Christian G. Le Brun, Esq.
Executive Vice President and General Counsel
ORBCOMM Inc.
2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(Name and address of agent for service)

(201) 363-4900
(Telephone number, including area code, of agent for service)

Copy to:
SEY-HYO LEE, ESQ.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

	Amount to be	Proposed maximum offering	Proposed maximum aggregate	Amount of
Title of securities to be registered	registered (1)	price per share (2)	offering price (2)	registration fee
Common Stock, par value $.001 per share (including the associated Preferred Share Purchase Rights)	5,000,000 shares	$3.31	$16,550,000	$1,921.46

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on June 9, 2011, as reported on The Nasdaq Global Market.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration No. 333-139583).

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-139583) filed by ORBCOMM Inc. (the “Company”) on December 21, 2006, relating to the ORBCOMM Inc. 2006 Long-Term Incentives Plan (the “Plan”), except as expressly modified herein.
The number of shares of Common Stock of the Company currently available for delivery under the Plan was increased effective April 28, 2011 from 4,641,374 shares to 9,641,374 shares, subject to adjustments as may be required in accordance with the terms of the Plan. This Registration Statement registers the 5,000,000 additional shares of Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have been filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:
(a)	Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010;
(b)	Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2011;
(c)	Current Report on Form 8-K of the Company filed on February 1, 2011;
(d)	Current Report on Form 8-K of the Company filed on February 24, 2011;
(e)	Current Report on Form 8-K of the Company filed on May 3, 2011;
(f)	Current Report on Form 8-K of the Company filed on May 20, 2011; and
(g)	The description of the Company’s Common Stock under the caption “Description of capital stock” in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-134088).
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.2	Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.3	ORBCOMM Inc. 2006 Long-Term Incentives Plan, as amended, filed as Exhibit 99 to the Company’s Current Report on Form 8-K filed on May 3, 2011, is incorporated herein by reference.

4.4
Form of Restricted Stock Unit Award Agreement under the Company’s 2006 Long-Term Incentives Plan, filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

4.5
Form of Stock Appreciation Rights Award Agreement under the Company’s 2006 Long-Term Incentives Plan, filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

5
Opinion of Christian G. Le Brun, Esq., Executive Vice President and General Counsel of the Company, as to the legality of any newly issued shares of Common Stock covered by this registration statement.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.3	Consent of Christian G. Le Brun, Esq., contained in his opinion filed as Exhibit 5 to this Registration Statement.

23.4	Consent of Chadbourne & Parke LLP.

24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on the 15th day of June, 2011.

ORBCOMM INC.
By:	/s/ Christian G. Le Brun
(Christian G. Le Brun, Executive Vice
President and General Counsel)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 15th day of June, 2011 by the following persons in the capacities indicated:

Signature	Title

Marc J. Eisenberg*	Chief Executive Officer and President and Director (principal executive officer)

Jerome B. Eisenberg*	Chairman of the Board

Didier Delepine*	Director

Marco Fuchs*	Director

Hans E. W. Hoffmann*	Director

Timothy Kelleher*	Director

Signature	Title

John Major*	Director

Gary H. Ritondaro*	Director

John R. Wood*	Director

Robert G. Costantini*	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ Christian G. Le Brun (Christian G. Le Brun, Attorney-in-fact)**

**	By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement.

EXHIBIT INDEX

Exhibit
Number

4.1	Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.2	Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.3	ORBCOMM Inc. 2006 Long-Term Incentives Plan, as amended, filed as Exhibit 99 to the Company’s Current Report on Form 8-K filed on May 3, 2011, is incorporated herein by reference.

4.4
Form of Restricted Stock Unit Award Agreement under the Company’s 2006 Long-Term Incentives Plan, filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

4.5
Form of Stock Appreciation Rights Award Agreement under the Company’s 2006 Long-Term Incentives Plan, filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

5
Opinion of Christian G. Le Brun, Esq., Executive Vice President and General Counsel of the Company, as to the legality of any newly issued shares of Common Stock covered by this registration statement.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.3	Consent of Christian G. Le Brun, Esq., contained in his opinion filed as Exhibit 5 to this Registration Statement.

23.4	Consent of Chadbourne & Parke LLP.

24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.